Exhibit 99.2
Globus Medical Announces the Acquisition
of Branch Medical Group, Inc.

Audubon, PA, February 25, 2015: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal implant manufacturer, today announced that it has entered into an agreement to acquire Branch Medical Group, Inc. (“BMG”), a third party manufacturer of high precision medical devices. Under the terms of the agreement Globus has agreed to pay $52.9 million in cash, subject to certain closing adjustments, for BMG on a cash-free, debt-free basis.

“We are very excited by the vertical integration opportunity afforded by BMG to strengthen Globus, both operationally and financially. BMG is an extremely efficient organization; driven by their “Right, On Time” credo to produce high quality, precision medical devices,” said Dave Demski, President & COO of Globus. “The potential to expand the amount of products manufactured by BMG in the future represents a significant opportunity for Globus, and, at the acquisition price, is a compelling value.”

BMG, founded in 2005, today employs over 100 highly skilled people in their 50,000+ square-foot facility located in Audubon, PA. BMG’s sales for 2014 were $23.3 million, on which they earned $9.1 million in adjusted EBITDA (unaudited). Globus expects the acquisition to be neutral to its 2015 earnings as the benefit from the reduced costs of manufactured parts will be delayed as Globus’ current inventory levels are depleted and will be offset by expected investments to increase BMG’s manufacturing capacity.

“BMG has grown to be our top supplier by consistently producing our most complex parts in a highly efficient manner. The close working relationship we have enjoyed over the years has enabled us to work together to get products to the market quickly”, commented Andy Iott, Senior VP of Product Development of Globus. “The ability for enhanced collaboration between Globus engineers and BMG manufacturing professionals in the future is an added benefit to the transaction.”

The parties expect the closing of the acquisition to occur in March 2015 following satisfaction of the applicable closing conditions.

Globus will discuss this transaction during its previously announced quarterly earnings conference call today.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Ed Joyce
Director, Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com